Exhibit 10.50

SYNOTHERM Corporation
No.178 Changxing Road, Longping High-tech Garden, Zhanggongling, Changsha, Hunan, P.R. China 410126
Tel: 86-731-8803398 8803368 8803358 Fax: 86-731-8803318 E-mail: slf@synotherm.com

July 13, 2009

Certificate

To whom it may concern,

This is to certify the following in relation to the Sales Agency Agreement (No. SAA0712) signed between SPHERIC TECHNOLGIES, INC. and SYNOTHERM CORPORATION (previously named CHANGSHA SYNO-THERM CO., LTD):

(a)	the Sales Agency Agreement is valid and in full force and effect through December 14, 2010;

(b)	that the required purchases in the amount of $300,000 under the Sales Agency Agreement for the year 2008 have been met; and

(c)	that if the time periods for fulfillment of the required purchases under the Sales Agency Agreement for the second year, 2009, in the amount of $400,000, and third year, 2010, in the amount of $500,000, cannot be completed due to equipment performance that is the responsibility of SYNOTHERM, the time periods for such required purchases will be extended until said purchase is fully completed.

Hu Peng

Vice President

SYNOTHERM CORPORATION